SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant

(X)

Filed by a Party other than the Registrant

(   )

Check the appropriate box:

(  )

Preliminary Proxy Statement

(   )

Confidential, for Use of the Commission

 Only (as permitted by Rule 14c-6(e)(2)

(X)

Definitive Proxy Statement

(   )

Definitive Additional Materials

(   )

Soliciting Material Pursuant to

Rule 14a-11(c) or Rule 14a-12

SUMMIT MUTUAL FUNDS, INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)

No fee required.

(   )

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)

Title of each class of securities to which transaction applies

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

(   )

Fee paid with preliminary materials.

(   )

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

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(4)

Date Filed:

SUMMIT MUTUAL FUNDS, INC.

312 Walnut Street, Suite 2500

Cincinnati, Ohio 45202

1-877-546-3863

Notice of Special Meeting of Shareholders

To be held on December 5, 2008

To The Shareholders:

Notice is hereby given that a special meeting of shareholders of the Nasdaq-100 Index Fund (the "Fund") of Summit Mutual Funds, Inc. (the "Company") will be held on Friday, December 5, 2008, at 8:00 a.m., Eastern Time, at 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202, as may be adjourned from time to time (the "Meeting"), for the purposes listed below:

1.

To approve a proposed Plan of Liquidation and Dissolution with respect to the Fund; and

2.

To consider and act upon any other business as may properly come before the Meeting.

After careful consideration, the Directors of the Company approved Proposal 1 and recommend that the shareholders of the Fund vote "FOR" Proposal 1.

The matters referred to above are discussed in detail in the proxy statement attached to this notice.  The Company's Board of Directors has fixed the close of business on October 15, 2008 as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting.  Each share of a Fund is entitled to one vote, with fractional votes for fractional shares.

Regardless of whether you plan to attend the Meeting in person, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.  ALL PROPERLY EXECUTED PROXY CARDS MUST BE RECEIVED BY 2:00 P.M., EASTERN TIME, ON DECEMBER 4, 2008.  If you have returned a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time.  However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

By Order of the Board of Directors,

/s/ John F. Labmeier

John F. Labmeier

Secretary

Summit Mutual Funds, Inc.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.  IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, PLEASE VOTE PROMPTLY.

SUMMIT MUTUAL FUNDS, INC.

312 Walnut Street, Suite 2500

Cincinnati, Ohio 45202

1-877-546-3863

PROXY STATEMENT

Special Meeting of Shareholders

To be held on December 5, 2008

This proxy statement and enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board" or "Directors") of Summit Mutual Funds, Inc. (the "Company") for use at a special meeting of shareholders of the Nasdaq-100 Index Fund ("Fund") of the Company that will be held on Friday, December 5, 2008, at 8:00 a.m., Eastern Time, at 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202, as may be adjourned from time to time (the "Meeting").  The Board is soliciting proxies from shareholders of the Fund with respect to the proposals set forth in the accompanying notice.  It is anticipated that proxies and proxy statements will first be mailed to shareholders on or about November 5, 2008.

INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND ADMINISTRATOR TO THE FUND.  Summit Investment Partners, Inc. ("Summit"), located at 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202, serves as the Fund’s investment adviser, and also provides administrative services to, and manages the business affairs for, the Fund. Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s principal underwriter.

SHAREHOLDER REPORTS.  Copies of the Company's most recent annual and semiannual reports, including financial statements, have previously been delivered to shareholders.  Shareholders may request copies of these reports, without charge, by writing to Quasar Distributors, LLC, or by calling toll-free 1-877-546-3863.

PROPOSAL 1

APPROVAL OF A PLAN OF LIQUIDATION

AND DISSOLUTION

INTRODUCTION

At meetings held on September 5, 2008 and September 9, 2008, the Board, upon the recommendation of Summit, determined that it would be in the best interests of the Fund and the Fund's shareholders to liquidate and dissolve the Fund.  The Board and Summit have concluded that the Fund's asset growth has been more modest than initially envisioned, with the result that the Fund operates with relatively high gross operating expense ratios, and that the prospects for future asset growth and lower operating expenses are limited should Summit continue to manage the assets of the Fund.  After consideration of the Fund's prospects and possible alternatives to continued investment operations, upon recommendation of Summit and the management of the Company, the Board, including all of the Directors who are not "interested persons" (for regulatory purposes) of the Company or Summit (the "Independent Directors"), reviewed and approved the proposed liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution (the "Plan").  A form of the Plan is attached to this proxy statement as Appendix A, and qualifies in its entirety the following summary of the Plan.  The Plan provides for the liquidation of the Fund's assets and the distribution to the Fund's shareholders of all of the proceeds of the liquidation. If Proposal 1 is approved by the shareholders of the Fund, the net proceeds (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Fund) will be paid to shareholders pro rata, in cash or cash equivalents or in-kind, on or about December 12, 2008.

Shareholder approval of the Fund's liquidation and dissolution is required before it can be liquidated and dissolved.  For the reasons set forth below, the Board recommends that the shareholders of the Fund vote to approve Proposal 1 calling for the liquidation and dissolution of the Fund.  If the Fund's shareholders do not approve the Plan, the Fund will continue to exist as a registered investment company in accordance with its stated objective and policies.  In such a case, the Board would consider what, if any, steps to take concerning the Fund and its shareholders. Shareholders are free to redeem their shares prior to the date on which the Fund is to be liquidated, and they may exchange their Fund shares for shares offered by another Summit mutual fund.

REASONS FOR LIQUIDATION AND DISSOLUTION

The Fund commenced operations as a separate series of the Company, and had net assets as of October 15, 2008 of $13.5 million.

Since its inception, the Fund  has demonstrated little asset growth.  This failure to grow likely may be attributed to a number of factors, including a severe decline in equity market valuations during much of the Fund’s existence, as well as a general reduction of many investors' exposure to this type of equity investments.

Summit has been capping the Fund's total expenses by contractually limiting a portion of its advisory fee and/or reimbursing some of the Fund’s expenses since the Fund’s inception.  Summit has advised the Board that it believes the Fund’s small asset levels, and resulting expense ratios, have created diseconomies of scale that have left the Fund too small to remain economically viable.  Summit does not believe that the Fund’s expense ratios will continue to be competitive with similar funds currently offered in the market to investors unless Summit continues to cap the Fund’s expenses for the foreseeable future.

In addition, Summit has advised the Board that it does not anticipate that the Fund will experience sufficient asset growth in the foreseeable future to offset the difficulties associated with its small size.  Summit believes that the Fund is not well positioned to attract significant new assets given the availability of other similar funds and other investment products that have significantly lower expense ratios due to larger asset sizes and significantly more developed distribution networks.  The Board also considered the historical performance record of the Fund, and the negative impact that the continuing small asset size and higher expense ratio would likely have on the Fund's performance going forward.

Prior to recommending the Fund's liquidation to the Board, the officers of the Company sought to determine whether a merger or transfer of assets would be possible, and if so, whether it would produce desirable results for shareholders. Management reviewed current market conditions, the similarities between the Fund and other funds managed by Summit and other investment managers, the relatively small size of the Fund, the time, effort and expense required to effect a transaction, and the tax and related implications for shareholders of such a transaction.  The officers determined that there was no suitable affiliated fund with which the Fund could be combined without significant changes in the Fund's portfolio, including liquidation of significant portions of its portfolio. They also determined that the expense of a merger or transfer of the assets to another mutual fund likely would be greater than any benefits shareholders of the Fund could expect to realize from such a transaction.  Moreover, management determined that the liquidation and dissolution should not have significant tax consequences for most fund shareholders, the vast majority of which (in terms of Fund assets) invest in the Fund through tax-deferred retirement plans.  The officers also investigated the relative costs involved in the liquidation and dissolution of the Fund.

TERMS OF THE PLAN

Following are some of the key terms of the Plan, which is attached as Appendix A to this Proxy Statement and qualifies the following summary in its entirety.

•

EFFECTIVE DATE OF THE PLAN AND LIQUIDATION OF THE FUND'S ASSETS. The Plan shall become effective with respect to the Fund on the date of its adoption and approval by the shareholders of the Fund.  Following this approval, the Fund:

(i) will cease to invest its assets in accordance with its investment objective and will sell any portfolio securities it owns in order to convert its assets to cash or cash equivalent; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors; and (iii) will be dissolved in accordance with the laws of the State of Maryland and the Company's Articles of Incorporation.  The Fund may begin to liquidate some or all of its portfolio prior to the Meeting in order to meet redemption requests or in anticipation of liquidation.

•

LIQUIDATING DISTRIBUTION.  On December 12, 2008, or as soon as practical thereafter, the Company on behalf of the liquidating Fund will mail the following to each shareholder of record of the liquidating Fund on that date: (i) a liquidating distribution, which may be in cash or cash  equivalents or in-kind, equal to the shareholder's proportionate interest in the net assets of the Fund (after giving effect to amounts considered necessary to satisfy such Fund's liabilities); and (ii) information concerning the sources of the liquidating distribution.

•

CESSATION OF RIGHTS OF SHAREHOLDERS. Shares of the liquidated Fund will no longer be deemed outstanding as of such time and will be cancelled.

•

EXPENSES.  The Union Central Life Insurance Company, or one or more of its affiliated companies within the UNIFI Mutual Holding Company group, will bear all expenses incurred by the Fund in carrying out the Plan, including but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders.   Any expenses and liabilities attributed to the Fund subsequent to the mailing of the liquidating distribution and for which a reserve has not been established will be borne by The Union Central Life Insurance Company, or one or more of its affiliated companies within the UNIFI Mutual Holding Company group.

•

IMPLEMENTATION.  The Plan provides that the Directors and officers of the Company may take such actions as are necessary to effectuate the Plan, and that the Directors shall have the authority to authorize such amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Fund and to effect the dissolution, complete liquidation and termination of the existence of the Fund and the purposes to be accomplished by the Plan.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Each shareholder who receives a liquidating distribution will recognize gain (or loss) for federal income tax purposes equal to the amount by which the distribution exceeds (or is less than) the shareholder's tax basis in his or her Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss generally will be treated as long-term capital gain or loss if the shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss.

Notwithstanding the foregoing, any loss realized by a shareholder in respect of his or her Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder's entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder's interest in the Fund.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

EVALUATION BY THE BOARD

The Board has determined that the Plan is in the best interests of the Fund and its shareholders.  Accordingly, the Directors, including the Independent Directors, authorized the submission of the Plan to the Fund's shareholders for their approval.

In determining whether it was appropriate to recommend approval by shareholders, the Board requested information, provided by Summit, that it believed to be reasonably necessary to reach its conclusion.  The Board carefully evaluated this information, and was advised by independent legal counsel with respect to its deliberations.

The Directors recommended that the Fund's shareholders approve the Plan on the basis of the following considerations, among others:

•

The asset growth of the Fund to date has been modest, leaving the Fund too small to be economically viable;

•

The  Fund's expense ratio is at a level that would not be competitive were it not for the continued fee waivers and expense reimbursements by Summit;

•

It is unlikely that the Fund will experience sufficient sales of its shares in the foreseeable future to relieve the difficulties associated with its failure to achieve significant economies of scale;

•

Possible alternatives to liquidation, including the merger of the Fund into another mutual fund, are not practical in the current circumstances and may not be advantageous to the Fund or its shareholders; and

•

The Plan should not have an adverse tax impact on the majority of the Fund's shareholders.

In reaching its decision to recommend approval of the Plan, the Board did not identify any single factor as being of paramount importance.  Based upon its review, the Board determined the Plan is in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board voted to recommend approval of the Plan by the Fund's shareholders.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE "FOR" APPROVAL OF THE PLAN AS PROVIDED UNDER THIS PROPOSAL.  UNMARKED PROXIES WILL BE SO VOTED.

OTHER BUSINESS

The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement.  If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

VOTING INFORMATION

PROXY SOLICITATION The Company is soliciting proxies by U.S. mail.  Employees of Summit may make additional solicitations by telephone to obtain the necessary representation at the Meeting, but will receive no additional compensation for doing so.  The Company will forward to record owners proxy materials for any beneficial owners that such record owners may represent.

DELIVERY DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS Only one proxy statement is being delivered to multiple shareholders sharing an address unless the Company has received contrary instructions.  Upon written or oral request, a separate copy of the proxy statement will be delivered to shareholders at a shared address, to which a single copy of the documents was delivered.  If you wish to receive a separate proxy statement, or wish to request a single copy of proxy statements in the future (if you are receiving multiple copies), write to Summit Mutual Funds, 312 Walnut Street, Suite 2500, Cincinnati, OH 45202, or call 877-546-3863.

SHAREHOLDER VOTING Shareholders of record at the close of business on October 15, 2008 (the "Record Date") are entitled to notice of, and to vote at, the Meeting.  Each shareholder is entitled to one vote for each share, with an appropriate fraction of a vote for a fraction of a share.  Please note that shares of the Fund, in addition to being owned by institutional and retail investors, are also owned by The Union Central Life Insurance Company ("Union Central") and its exempt separate accounts.  Union Central has voting control of the Fund and plans to vote "FOR" approval of Proposal 1.  As of the Record Date, there were issued and outstanding 829,946.384 shares of the Fund, each representing an equal number of votes.

The persons owning of record or beneficially 5% or more of the outstanding shares of a Fund as of the Record Date, as well as the ownership of Fund shares by the Company's Directors and officers, are set forth in Appendix B.

The presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund is required to constitute a quorum at the Meeting.  Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purposes of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting.

Proxies that reflect abstentions or broker "non-votes" (that is, shares held by brokers or nominees as to which (a) such persons have not received instructions from the beneficial owner or other persons entitled to vote and (b) the brokers or nominees do not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

In the event that a quorum is present at the Meeting but sufficient votes to approve any proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals.  Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy.  If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposal against any such adjournment.  A shareholder vote may be taken prior to any adjournment of the Meeting on any proposal for which there are sufficient votes for approval, even though the Meeting is adjourned as to other proposals.

VOTING BY MAIL In addition to voting in person at the Meeting, shareholders also may sign and mail the proxy card received with the Proxy Statement.  Timely, properly executed proxies will be voted as instructed by shareholders.  A shareholder may revoke his or her proxy at any time prior to its exercise by written notice addressed to the Secretary of the Company prior to the Meeting; by submitting a properly-executed proxy bearing a later date, but prior to the Meeting; or by attending and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting.  However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

VOTE REQUIRED To approve Proposal 1 with respect to the Fund, the affirmative vote of a "majority of the outstanding voting securities," as defined in the Investment Company Act of 1940 Act, as amended ("1940 Act"), of shareholders who are eligible to vote on the proposal is required.  This means that the proposal must be approved by the lesser of:  (i) 67% of the shares of the Fund present at a meeting of shareholders if the owners of more than 50% of those shares then outstanding are present in person or by proxy; or (ii) more than 50% of outstanding shares.

SHAREHOLDER PROPOSALS The Company does not hold annual meetings of shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement and form of proxy for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Company, 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting.  Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

By Order of the Board of Directors,

/s/ John F. Labmeier

John F. Labmeier, Secretary

Summit Mutual Funds, Inc.

October 28, 2008

APPENDIX A

SUMMIT MUTUAL FUNDS, INC.

Summit Apex Series

FORM OF

PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the "Plan") is adopted by Summit Mutual Funds, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Maryland, with respect to the Nasdaq-100 Index Fund, (the "Fund"), a series of the Company. The Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended (the "IRC"), and the regulations thereunder, with respect to the Fund.  The Plan is intended to accomplish the complete liquidation and dissolution of the Fund and the redemption of the Fund's outstanding shares in conformity with all applicable laws, including the laws of the State of Maryland, the Investment Company Act, the IRC, and the Company's Articles of Incorporation and By-laws.

WHEREAS, the Company's Board of Directors (the "Board"), on behalf of the Fund, has determined that it is in the best interests of the Fund and the beneficial owners of the Fund's shares to liquidate and dissolve the Fund; and

WHEREAS, the Board has considered and unanimously adopted this Plan as the method of liquidating the Fund in accordance with Article SIXTH: (2)(e) of the Company's Articles of Incorporation and has recommended that shareholders approve the Plan at a special meeting of the Fund's shareholders called for such purpose;

NOW THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1.

Effective Date of Plan. The Plan shall become effective immediately upon a vote approving the Plan by the requisite number of the outstanding shares of the Fund entitled to vote at a special meeting of shareholders duly called for such purpose to be held on December 5, 2008 or such other date as determined by an officer of the Company, which date is hereinafter called the "Effective Date."

2.

Dissolution.  As promptly as practicable, consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Company's Articles of Incorporation and By-Laws.

3.

Cessation of Business. As soon as is reasonable and practicable on or after the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets, and distributing its assets to shareholders in redemption of their shares in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund and discharging or making reasonable provisions for such Fund's liabilities.

4.

Liquidation of Assets. As soon as is reasonable and practicable before, on, or after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. In the alternative, if determined to be in the best interests of the Fund and the beneficial owners of its shares, the Fund may elect not to liquidate its portfolio assets and shall rather distribute such amounts in-kind to its shareholders consistent with applicable statutes, regulations, and interpretations, which shall constitute a liquidating distribution for this purpose.

5.

Payment of Debts. As soon as is reasonable and practicable on or after the Effective Date, subject to the provisions of Section 6 hereof, the Fund shall determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable liabilities or expected to be incurred prior to the date of the liquidating distribution provided for in Section 6 below, subject to Section 7 below.

6.

Liquidating Distribution. As soon as possible on or after the Effective Date, or such other date as determined by the Board (the "Liquidation Date"), and in any event within 30 days thereafter, the Fund shall mail the following to its shareholders of record on the business day preceding the Liquidation Date in redemption of such shareholder's shares of the Fund: (1) a liquidating distribution (or distributions, if more than one distribution shall be necessary), which may be in cash or cash equivalents or in-kind, equal to the shareholder's proportionate interest in the net assets of the Fund; and (2) information concerning the sources of the liquidating distribution. Upon the mailing of the liquidating distribution, all outstanding shares of the Fund will be deemed cancelled.

If the Company is unable to make distributions to all of the Fund's shareholders because of the inability to locate shareholders to whom distributions in cancellation and redemption of the Fund's shares are payable, the Board may create, in the name and on behalf of the Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

7.

Management and Expenses of the Fund.  The Union Central Life Insurance Company, or one or more of the companies within the UNIFI Mutual Holding Company group, shall bear all expenses incurred by the Fund in connection with the carrying out of this Plan including, but not limited to, all printing, legal, accounting, custodian, and transfer agency fees, and the expenses of any reports to or meeting of shareholders.  Any expenses and liabilities attributed to the Fund subsequent to the mailing of the liquidating distribution will be borne by The Union Central Life Insurance Company, or one or more of the companies within the UNIFI Mutual Holding Company group, and Summit Investment Partners, Inc. ("Summit"),  shall continue through the Liquidation Date its undertaking to limit Fund operating expenses at the levels in effect as of the date the Board adopted the Plan.

8.

Power of the Board. The Board and, subject to the authority and approval of the Directors, the officers of the Company, shall have the authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any Director or any officer of the Company shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in the Plan.

9.

Amendment of Plan. The Board shall have the authority to authorize or ratify such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the marshalling of the Fund's assets and effect complete liquidation of the Fund and the distribution of the Fund's net assets to its shareholders in redemption of the shares in accordance with the laws of the State of Maryland, the Investment Company Act, the IRC, the Company's Articles of Incorporation and By-laws, and the purposes to be accomplished by the Plan, if the Board determines that such action would be in the best interests of the Fund and its shareholders.

10.

Filings.  The Board hereby directs the appropriate parties to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966) relating to the liquidation and dissolution of the Fund with the Internal Revenue Service and with any other taxing authority, the State of Maryland, or any other authority.

11.

  Severability.  All persons dealing with the Fund must look solely to the assets of the Company belonging to the respective Fund for the enforcement of any claims against the Company.

Summit Mutual Funds, Inc.

On behalf of the Nasdaq-100 Index Fund

Accepted:

For the Board of Directors	Summit Investment Partners, Inc.
By: /s/ John F. Labmeier	By: /s/ Thomas Knipper
Name: John F. Labmeier	Name: Thomas Knipper
Title: Secretary	Title: Chief Compliance Officer

APPENDIX B

As of the Record Date, the name, address, and share ownership of persons who owned of record or beneficially 5% or more of the outstanding shares of the Fund are set forth below, as is the share ownership of the Company's Directors and officers:

Shareholder and Address                     Shares Owned

% Owned

The Union Central Life

Insurance Company and

affiliated companies

    707,085

85.20%

1876 Waycross Road

Cincinnati, OH 45240

Directors and Officers

Michael K. Keating

        1,934

    .23%

312 Walnut Street

Cincinnati, OH 45202

Thomas G. Knipper

            57

   .01%

312 Walnut Street

Cincinnati, OH 45202

SUMMIT MUTUAL FUNDS, INC. PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 5, 2008

The undersigned hereby appoints Thomas G. Knipper and John F. Labmeier, and any one of them, attorney and proxy with full power of substitution to vote and act with respect to all shares of the Nasdaq-100 Index Fund (“Fund”) of Summit Mutual Funds, Inc. (the “Company”), held by the undersigned at the Special Meeting of Shareholders of the Company to be held on Friday, December 5, 2008, at 8:00 a.m., Eastern Time, at 312 Walnut Street, Suite 2500, Cincinnati, Ohio 45202, as may be adjourned from time to time (“Meeting”), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, with discretionary power to vote upon such other business as may properly come before the Meeting. This proxy will be voted as specified. IF NO SPECIFICATIONS ARE MADE FOR THE PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.  Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Board of Directors recommends that you vote FOR the following Proposal:

FOR

AGAINST

ABSTAIN

PROPOSAL 1:  To approve a Plan of Liquidation and Dissolution with respect to the Fund.

Proxy must be signed and dated below.

Dated_______________________ 2008

Signature(s) (if held jointly)     (Sign in the Box)

Please date and sign exactly as the name or names appear on this proxy.  When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.  If shares are held jointly, each shareholder must sign.